Investor Presentation Investor Presentation May 2010 Exhibit 99.2

2 Discussion Topics Discussion Topics • New Directors and Annual Shareholder Meeting • Multi-Employer Pension Reform • Operating Improvement • Cost Reductions • Capital Structure • 2010 Expectations

New Directors / Annual Shareholder Meeting
New Directors / Annual Shareholder Meeting
Effective May 11, 2010, the Board of Directors elected Marnie S.
Gordon, Beverly K. Goulet, Mark E. Holliday, John A. Lamar,
Eugene I. Davis, Dennis E. Foster and William L. Trubeck to fill the vacancies left by the resigning directors
Teresa Ghilarducci has been nominated by the International
Brotherhood of Teamsters per the July 2009 amendment to our labor agreement
Annual Shareholder meeting June 29, 2010

Multi-Employer Pension Reform
Multi-Employer Pension Reform
• Temporary relief in the form of amortization extension is expected to pass soon
• The joint labor management coalition has conducted hundreds of
Capitol Hill visits
• Congress hears our message, and the issue has bipartisan
support
• Senate HELP Committee hearing set for May 27 on multi-employer pension plans

2010 Consolidated Operating Trends
2010 Consolidated Operating Trends

Adjusted EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees and other items as defined in the company’s Credit Agreement. Adjusted EBITDA is used for internal management purposes as a financial measure that reflects the company’s core operating performance and is used by management to measure compliance with financial covenants in the company’s Credit Agreement. This financial measure should not be construed as a better measurement than operating income as defined by generally accepted accounting principles. See Pages 13 and 14  for a reconciliation of consolidated and segment GAAP measures to non-GAAP financial measures.
•
Sequential improvement continues into April
•
April at adjusted EBITDA break even
•
Expect YRCW adjusted EBITDA positive in
2Q10
•
Expect Regional segment to be operating
income positive in 2Q10
•
Volume growth, revenue mix management
and cost actions

Total Headcount Scaling / 2010 Cost Out
Total Headcount Scaling / 2010 Cost Out
Note: Above 2010 cost out program is incremental to 3Q09 results; 4Q09 and
1Q10 as reported benefit was $15 million and $40 million respectively; $300 million run rate cost outs exclude benefits from network changes; 4Q09 network consolidations expected to produce $20 million annual run rate benefit in 2010.
2010 Cost Out – Run Rate
•
SG&A reductions
•
Operational process improvements
•
Safety improvements
•
Successfully scaling headcounts
•
Streamlined organization
•
Process improvements

Debt / Liquidity
Debt / Liquidity
•
Debt is primarily lender borrowings and
letters of credit obligations
•
Credit agreement matures August 2012
•
364-day asset-backed securitization facility
matures October 2010
•
New block requires two-thirds lender vote
•
Liquidity required to fund working capital to
support sequential revenue growth
Note:  Cash maturities of $844 million at March 31, 2010 consist of $72M notes (new 6% notes of $50M and remaining 5% and 3.375% notes of $22M);
$155M pension debt; and $617M lender debt ($388M revolver/ $111M term Loan/ $118M ABS).  Non-cash maturity obligation related to sale/leaseback debt (per
GAAP balance sheet) of $320M is satisfied by transfer of title to underlying real estate at the inception of the initial sale and leaseback transaction.

Authorized Outstanding
@ 3.31.2010
(1)
$70M
6% Notes
$.43/share
(2)
Options /RSU’s
@ 12.31.2009
(3)
Teamster
Options
$.48/share
(4)
Remaining
@ 3.31.2010
(5)
Common Shares
2 billion 1.054 billion 202 million 18 million 264 million 462 million
Range of shareholder-approved post-split number of shares:
@ 1:25 80 million 42 million 8 million 1 million 11 million 18 million
@ 1:5 400 million 211 million 40 million 4 million 53 million 92 million
Common Shares and Post-Split Range
•
Shareholder-approved reverse stock split range of ratios is 1:25 to 1:5
•
Timing and ratio at discretion of the YRCW Board
(1) Per 10K / A (all of the YRCW convertible class A preferred stock has converted to common stock)
(2) Pro forma amounts, assuming all notes are issued and converted; conversion rate  $.43 per share for par value plus interest and make whole paid in shares
(3) Per 2009 10K; includes existing Teamster and non-union options from 2009
(4) Per 8K March 2010; new Teamster equity-based awards issued as stock appreciation rights, pending shareholder approval of options ; strike price $.48 per share
(5) Per 2009 note exchange offer the 5% management equity award program is approximately 67 million shares and is subject to shareholder approval; net remaining  shares approximately 400 million.
At-the-market program announced on May 4, 2010 for up to  $103 million of shares of common stock.

2010 Expectations
2010 Expectations
• YRCW positive adjusted EBITDA in 2Q
• Regional Transportation segment operating income positive in 2Q
• Gross capital expenditures of approximately $50 million
• Real estate sales in the range of $25 to $50 million
• Sale and financing leasebacks of up to $50 million, primarily in the second half of the year
• Interest expense in the range of $40 to $45 million per quarter, with cash interest of $10 million to $12 million per quarter
• Effective income tax rate of 2%

Forward-Looking Statements
Forward-Looking Statements
This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities
Exchange Act of 1934, as amended. The words “believe,” “expect,” “continue,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) our ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about our ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation) the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC.
The company’s expectations regarding the impact of, and the service and operational improvements and collateral and cost reductions due to, the integration of
Yellow Transportation and Roadway, improved safety performance, right-sizing the network, consolidation of support functions, the company’s credit ratings and the timing of achieving the improvements and cost reductions could differ materially from actual improvements and cost reductions based on a number of factors, including (among others) the factors identified in the preceding and following paragraphs, the ability to identify and implement cost reductions in the time frame needed to achieve these expectations, the success of the company’s operating plans and programs, the company’s ability to successfully reduce collateral requirements for its insurance programs, which in turn is dependent upon the company’s safety performance, ability to reduce the cost of claims through claims management, the company’s credit ratings and the requirements of state workers’ compensation agencies and insurers for collateral for self-insured portions of workers’ compensation programs, the need to spend additional capital to implement cost reduction opportunities, including (without limitation) to terminate, amend or renegotiate prior contractual commitments, the accuracy of the company’s estimates of its spending requirements, changes in the company’s strategic direction, the need to replace any unanticipated losses in capital assets, approval of the affected unionized employees of changes needed to complete the integration under the company’s union agreements, the readiness of employees to utilize new combined processes, the effectiveness of deploying existing technology necessary to facilitate the combination of processes, the ability of the company to receive expected price for its services from the combined network and customer acceptance of those services.
The company’s expectations regarding its ability to satisfy Nasdaq listing requirements for minimum bid price of the company’s common stock are only its expectations regarding this matter. The closing bid price of the company’s common stock depends on many factors, including without limitation, actual or expected fluctuations in the company’s operating results, changes in general economic condition or conditions in the company’s industry generally, changes in conditions in the financial markets, the effect of any issuance of additional shares of the company’s common stock and whether the company’s board of directors effects a reverse stock split and the timing of, and the reverse stock split ratio for, any reverse stock split approved by the board.

Forward-Looking Statements
Forward-Looking Statements
The company’s expectations regarding its ability to close on the remaining $20.2 million of 6% notes are only its expectations regarding this matter. The closing of the second $20.2 million of the 6% notes is subject to a number of conditions, including (among others), a determination of the outcome of the company’s litigation with respect to its outstanding 5% and 3.375% contingent convertible notes.
The company’s expectations regarding its ability to raise new capital in the equity markets, including through at-the-market transactions, are only its expectations regarding this matter. Whether the company is able to raise new capital is dependent upon a number of factors including (among others) the trading price and volume of the company’s common stock and the company reaching agreement with interested investors and closing such transactions on negotiated terms and conditions, including (without limitation) any closing conditions that investors may require.
The company’s expectations regarding shareholder approval of the Second Union Employee Option Plan and an increase in the shares available for issuance from the company’s 2004 Long-Term Incentive and Equity Award Plan are only its expectations regarding this matter. To be approved by the Company’s shareholders, the plans must be approved by a majority of the votes cast, in person or by proxy, at a shareholder meeting.  If shareholders approve the option plan, the stock appreciation rights granted to union employees in March 2010 will terminate.  If shareholders do not approve the option plan by February 28, 2011, the stock options will terminate and the market price per share in excess of the $0.48 strike price per stock appreciation right would be cash-settled upon their exercise, which can occur beginning March 1, 2011.
The company’s expectations regarding the timing and degree of market share growth are only its expectations regarding these matters. Actual timing and degree of market share growth could differ based on a number of factors including (among others) the company’s ability to persuade existing customers to increase shipments with the company and to attract new customers, and the factors that affect revenue results (including the risk factors that are from time to time included in the company’s reports filed with the SEC).
The company’s expectations regarding multi-employer pension plan reform are only its expectations regarding this matter. The impact to the company and the multi-
employer pension plans to which it contributes of such reform is subject to a number of conditions, including (among others) whether Congress passes legislation to reform multi-employer pension plans and the timing of, and provisions included in, such legislation.
The company’s expectations regarding its capital expenditures are only its expectations regarding this matter.  Actual expenditures could differ materially based on a number of factors, including (among others) the factors identified in the preceding and following paragraphs.

Forward-Looking Statements
Forward-Looking Statements
The company’s expectations regarding future asset dispositions and sale and financing leasebacks of real estate are only its expectations regarding these matters.
Actual dispositions and sale and financing leasebacks will be determined by the availability of capital and willing buyers and counterparties in the market and the outcome of discussions to enter into and close any such transactions on negotiated terms and conditions, including (without limitation) usual and ordinary closing conditions such as favorable title reports or opinions and favorable environmental assessments of specific properties.
The company’s expectations regarding interest and fees (including any deferred amounts) are only its expectations regarding these matters.  Actual interest and fees (including any deferred amounts) could differ based on a number of factors, including (among others) the company’s expected borrowings under the company’s credit agreement and the ABS facility, which is affected by revenue and profitability results and the factors that affect revenue and profitability results
(including the risk factors that are from time to time included in the company’s reports filed with the SEC), and the company’s ability to continue to defer the payment of interest and fees pursuant to the terms of the company’s credit agreement, ABS facility and pension fund contribution deferral agreement, as applicable.

The company’s expectations regarding its effective tax rate are only its expectations regarding this rate. The actual rate could differ materially based on a number of factors, including (among others) variances in pre-tax earnings on both a consolidated and business unit basis, variance in pre-tax earnings by jurisdiction, impacts on our business from the factors described above, variances in estimates on non-deductible expenses, tax authority audit adjustments, change in tax rates and availability of tax credits.

The company’s expectations regarding the continued support of its stakeholders are only its expectations regarding this matter.  Whether the company’s stakeholders continue to support the company including (among other things) to continue deferral arrangements in 2011 or to restructure obligations owed to such stakeholders is subject to a number of conditions including (among other things) the outcome of discussions with such stakeholders, whether requested support meets their requirements and the factors identified in the preceding paragraphs.

The company’s expectations regarding liquidity are only its expectations regarding this matter. Actual liquidity levels will depend upon (among other things) the company’s operating results, the timing of its receipts and disbursements, the company’s access to credit facilities or credit markets, the company’s ability to continue to defer interest and fees under the company’s credit agreement and ABS facility and interest and principal under the company’s contribution deferral agreement, the continuation of the existing union wage reductions and temporary cessation of pension contributions, and the factors identified in the preceding paragraphs.

Operating Loss to Adjusted EBITDA
Operating Loss to Adjusted EBITDA

Adjusted EBITDA margin is Adjusted EBITDA divided by operating revenue expressed as a percentage.
$ in millions Jan '10 Feb '10 Mar '10 Q1 '10
Consolidated
Operating revenue 323 $      329 $      412 $      1,063 $
Operating loss (49) $       (42) $       (146) $     (237) $
Depreciation and amortization 17           17           18           52
Equity based compensation expense 1             1             108         110
Letter of credit expense 3             3             3             9
Losses on property disposals, net -              -              9             9
Impairment charges -              -              5             5
Other, net 1             -              (2)            (1)
Adjusted EBITDA (27) $       (21) $       (5) $         (53) $
Adjusted EBITDA margin -8.4% -6.4% -1.2% -5.0%

Operating Loss to Adjusted EBITDA
Operating Loss to Adjusted EBITDA

Workdays are the number of calendar days during each quarter exclusive of weekends and holidays.
Adjusted EBITDA margin is Adjusted EBITDA divided by operating revenue expressed as a percentage.
Adjusted EBITDA per workday is Adjusted EBITDA divided by the workdays.
$ in millions Jan '10 Feb '10 Mar '10 Q1 '10
National
Workdays 20.0        20.0        23.0        63.0
Operating revenue 203 $      206 $      254 $      663 $
Operating loss (39) $       (33) $       (113) $     (185) $
Depreciation and amortization 9             9             9             27
Equity based compensation expense -              -              83           83
Letter of credit expense 3             2             2             7
(Gains) losses on property disposals, net (1)            -              6             5
Impairment charges -              -              3             3
Other, net -              1             (1)            -
Adjusted EBITDA (28) $       (21) $       (11) $       (60) $
Adjusted EBITDA margin
-13.8% -10.2% -4.3% -9.0%
Adjusted EBITDA per workday - $000s
(1,400) $   (1,050) $   (478) $      (952) $
Regional
Workdays 20.0        20.0        24.5        64.5
Operating revenue 92 $        93 $        124 $      309 $
Operating loss (6) $         (5) $         (29) $       (40) $
Depreciation and amortization 5             5             6             16
Equity based compensation expense -              -              24           24
Letter of credit expense -              1             1             2
Losses on property disposals, net 1             -              3             4
Impairment charges -              -              2             2
Other, net -              -              -              -
Adjusted EBITDA - $           1 $          7 $          8 $
Adjusted EBITDA margin
0.0% 1.1% 5.6% 2.6%
Adjusted EBITDA per workday - $000s
- $            50 $          286 $        124 $